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                                 VINSON & ELKINS
                                ATTORNEYS AT LAW
                              VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                             TELEPHONE (713) 758-2222
                                FAX (713) 758-2346




                                October 4, 2000



TNPC, Inc.
10 Glenville Street
Greenwich, Connecticut 06831


Ladies and Gentlemen:

         We are acting as counsel for TNPC, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company set forth in the Registration Statement (as defined below) to the several underwriters (the "Underwriters") set forth in the underwriting agreement (the "Underwriting Agreement") to be executed in connection with the Offering by the Company and the Underwriters, pursuant to the prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-41412, originally filed with the Securities and Exchange Commission on July 14, 2000 (such Registration Statement, as amended at the effective date thereof and together with the registration statement filed with respect to such Registration Statement under Rule 462(b) under the Securities Act of 1933, as amended, being collectively referred to herein as the "Registration Statement"), of an aggregate of 24,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), together with a maximum of 3,600,000 shares of Common Stock which may be sold to the Underwriters pursuant to the over-allotment option provided in the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

         In connection with the opinion expressed herein, we have examined, among other things, the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws of the Company, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, the Registration Statement and the form of Underwriting Agreement to be executed by the Company and the Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.

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TNPC, Inc.
Page 2
October 4, 2000



         Based upon the foregoing, we are of the opinion that the shares of Common Stock proposed to be issued and sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                                   Very truly yours,



                                                   Vinson & Elkins L.L.P.